Exhibit 99.1

EARNINGS RELEASE

CONTACT

Michael J. Fowler

Chief Financial Officer

(615) 732-7404

CapStar Reports Year End 2022 Results and SBA Expansion

NASHVILLE, TN, January 19, 2023 (GLOBE NEWSWIRE) - CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) today reported net income of $10.3 million or $0.47 per diluted share, for the quarter ended December 31, 2022, compared with net income of $8.0 million or $0.37 per diluted share, for the quarter ended September 30, 2022, and net income of $12.5 million or $0.56 per diluted share, for the quarter ended December 31, 2021. Annualized return on average assets and return on average equity for the quarter ended December 31, 2022 were 1.31% and 11.78%, respectively. Fourth quarter results include a $0.7 million recovery related to an operational loss that occurred in third quarter 2022.

For the twelve months ended December 31, 2022, the Company reported net income of $39.0 million or $1.77 per diluted share, compared with $48.7 million or $2.19 per diluted share, for the same period of 2021. Year to date 2022 return on average assets and return on average equity were 1.24% and 10.74%, respectively.

Four Key Drivers	Targets	2022	4Q22	3Q22	4Q21
Annualized revenue growth	> 5%	-9.89%	33.30%	-19.51%	-5.61%
Net interest margin	≥ 3.60%	3.33%	3.44%	3.50%	3.14%
Efficiency ratio	≤ 55%	57.51%	53.23%	62.21%	54.74%
Annualized net charge-offs to average loans	≤ 0.25%	0.02%	0.03%	0.02%	0.04%

Concurrently, the Company announced the hiring of a team of experienced SBA professionals from top 10 SBA originators to expand our SBA division and its fee contribution to the bank. Led by newly appointed director Marc Gilson, an SBA lending professional with over 25 years experience, the division now includes three business development officers along with additions to our existing team totaling 14 dedicated and experienced professionals in processing, underwriting, approval, loan closing and servicing.

“CapStar’s 2022 performance and results were outstanding,” said Timothy K. Schools President and Chief Executive Officer of CapStar. “Our Company delivered excellent service to our valued customers across each of our markets, investments in Chattanooga and Knoxville approached $450 million in loans helping us remix our earning assets into higher yielding balances through the addition of numerous new customers, net interest margin expanded due to a rise in rates as well as an emphasis on disciplined pricing, our focus on productivity and operating efficiency continues, and our net charge-offs remain limited. Further, we added a new office in Asheville and key hires in our existing markets. With the year’s strong performance and our focus on capital management, we were pleased to return a record $17.9 million to shareholders in the form of share repurchases and dividends.”

“It is an exciting time at CapStar and our employees' hard work was recognized in 2022 by being named the fourteenth highest performing bank among the nation’s top 300 publicly traded banks by Bank Director. As we look to 2023, we will continue to deliver exemplary service and seek to expand existing and new relationships while remaining actively focused on the challenging deposit environment and uncertain economic environment. While the outlook for this year remains clouded with an array of possible outcomes, we are very excited about our progress and the prospects of our markets and company.”

Revenue

Total revenue, defined as net interest income plus noninterest income, was $31.2 million in the fourth quarter of 2022 compared to the third quarter of 2022 revenue of $28.8 million.

As previously communicated, loans produced in our Tri-Net division since the spring have proved challenging to achieve a gain on sale. Additional production was ceased in early July. Third quarter 2022 revenue was negatively impacted by $2.1 million related to realized and unrealized losses associated with selling or transferring to held for investment the remaining Tri-Net loans in held for sale.

Fourth quarter net interest income declined $0.6 million to $25.0 million as a result of increased deposit pricing pressure and a shift into higher cost deposit categories. Noninterest income for the fourth quarter of 2022 was $6.3 million, an increase of $3.0 million from the previous quarter, or when adjusting for the Tri-Net impact, an increase of $1.0 million largely due to improved SBA revenues.

Fourth quarter 2022 average earning assets remained relatively flat at $2.89 billion compared to the third quarter 2022 as fourth quarter growth in loans held for investment was principally funded by a decline in loans held for sale. Average loans held for investment, excluding Tri-Net loan transfers from held for sale to held for investments during the third quarter, increased $59.5 million, or 11% linked-quarter annualized. The current commercial loan pipeline remains strong, exceeding $450 million. The Company remains conservative maintaining pricing discipline and limiting commercial real estate lending as a result of an uncertain economic outlook and in an effort to balance loan demand with funding in a challenging deposit environment.

For the fourth quarter of 2022, the net interest margin decreased 6 basis points from the prior quarter to 3.44% primarily resulting from increased deposit pricing pressure and a shift into higher cost deposit categories.

The Company's average deposits totaled $2.66 billion in the fourth quarter of 2022, flat compared to the third quarter of 2022. During the quarter, the Company experienced a $155.4 million increase in higher cost average time deposits, primarily a result of brokered deposit issuances. These increases were partially offset by a $80.2 million decrease in interest-bearing transaction accounts, creating an overall net increase of $83.6 million in average interest-bearing deposits when compared to the third quarter of 2022. During the quarter, the Company’s noninterest-bearing deposits decreased 12% from the linked quarter to 22% of total average deposits as of December 31, 2022. Total deposit costs increased 58 basis points to 1.20% compared to 0.62% for the prior quarter.

Noninterest income for the fourth quarter of 2022 was $6.3 million compared to the third quarter of 2022 noninterest income of $3.3 million, or $5.3 million when adjusted for the previously discussed Tri-Net losses. The $1.0 million increase versus adjusted third quarter was largely attributable to a $0.9 million improvement in the Company’s SBA division driven by the expansion of the SBA division in the fourth quarter. The Company’s mortgage and Tri-Net divisions provided little contribution in the fourth quarter.

Noninterest Expense and Operating Efficiency

Noninterest expense was $16.6 million for the fourth quarter of 2022, compared to $17.9 million in the third quarter of 2022. Third quarter expenses included a $1.5 million wire fraud and a $0.7 million operational loss, offset by an $0.8 million voluntary executive incentive reversal. Fourth quarter expenses included a $0.7 million recovery of the third quarter operational loss. Excluding the third quarter wire fraud, operational loss and incentive reversal, and the fourth quarter operation loss recovery, adjusted noninterest expense was $17.4 million in the fourth quarter and $16.5 million for the third quarter. Commissions and incentives for the SBA division contributed $0.4 million to the quarter's $0.9 million increase.

The efficiency ratio was 53.23% for the quarter ended December 31, 2022 and 62.21% for the quarter ended September 30, 2022. The fourth quarter efficiency ratio adjusted for the operational loss recovery was 55.57%. The third quarter ratio adjusted for the wire fraud, operational loss, executive incentive reversal, and Tri-Net losses was 53.44%.

Annualized noninterest expense, adjusted for the wire fraud, operational loss and recovery and executive incentive reversal, as a percentage of average assets increased 14 basis points to 2.20% for the quarter ended December 31, 2022 compared to 2.08% for the quarter ended September 30, 2022. Assets per employee declined to $7.9 million as of December 31, 2022 compared to $8.2 million in the previous quarter.

Asset Quality

The provision for credit losses for fourth quarter totaled $1.5 million, an increase from $0.9 million in third quarter 2022, as a result of continued strong loan growth and $0.7 million in specific reserves related to two impaired loans. Net loan charge-offs in fourth quarter were $172 thousand, or 0.03% of average loans held for investment, compared with $120 thousand, or 0.02% in third quarter 2022. For the year 2022, net loan charge-offs totaled $366 thousand or 0.02% of average loans held for investment.

Past due loans improved to $11.6 million or 0.50% of total loans held for investment at December 31, 2022 compared to $14.4 million or 0.63% of total loans held for investment at September 30, 2022. The decrease was primarily related to the renewal of loans that had matured. Past dues are largely comprised of three relationships totaling $8.9 million for which the Company believes at this time there is nominal risk of loss beyond the impairment-related specific reserve of $0.7 million recorded in the fourth quarter.

Non-performing assets to total loans and OREO increased to 0.46% at December 31, 2022 compared to 0.30% at September 30, 2022. The increase in non-performing assets is principally related to one of the three previously noted past due relationships that totals $3.4 million but which has a 90% SBA guaranty of $3.0 million.

The allowance for loan losses plus the fair value mark on acquired loans to total loans increased to 1.13% as of December 31, 2022 compared to 1.09% as of September 30, 2022.

Asset Quality Data:	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Annualized net charge-offs to average loans	0.03%	0.02%	0.00%	0.01%	0.04%
Criticized and classified loans to total loans	1.31%	1.79%	2.12%	2.49%	2.64%
Loans- past due to total end of period loans	0.50%	0.63%	0.12%	0.17%	0.25%
Loans- over 90 days past due to total end of period loans	0.44%	0.27%	0.02%	0.05%	0.11%
Non-performing assets to total loans held for investment and OREO	0.46%	0.30%	0.11%	0.18%	0.18%
Allowance for loan losses plus fair value marks / Non-PPP Loans	1.13%	1.09%	1.09%	1.16%	1.27%
Allowance for loan losses to non-performing loans	222%	333%	974%	596%	666%

Income Tax Expense

The Company’s fourth quarter effective income tax rate increased slightly to 21% when compared to 20% in the prior quarter ended September 30, 2022. The Company's effective tax rate for 2022 was approximately 20%.

Capital

The Company continues to be well capitalized with tangible equity of $308.1 million at December 31, 2022. Tangible book value per share of common stock for the quarter ended December 31, 2022 was $14.19 compared to $13.72 and $14.99 for the quarters ended September 30, 2022 and December 31, 2021, respectively, with the changes being attributable to a decline in the value of the investment portfolio related to an increase in market interest rates, partially offset by ongoing earnings. Excluding the impact of after-tax gain or loss within the available for sale investment portfolio, tangible book value per share of common stock for the quarter ended December 31, 2022 was $16.57 compared to $16.16 and $15.13 for the quarters ended September 30, 2022 and December 31, 2021, respectively.

Capital ratios:	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Total risk based capital	14.51%	14.59%	14.79%	15.60%	16.29%
Common equity tier 1 capital	12.61%	12.70%	12.87%	13.58%	14.11%
Leverage	11.40%	11.22%	11.10%	10.99%	10.69%

As a component of the Company’s capital allocation strategy, $17.9 million was returned to shareholders in 2022 in the form of share repurchases and dividends. In total, 523,663 shares were repurchased at an average price of $19.12 of which 198,610 shares were repurchased in fourth quarter 2022 for an average price of $17.39. The Board of Directors of the Company renewed a common stock share repurchase of up to $10 million on January 18, 2023. The Plan will terminate on the earlier of the date on which the maximum authorized dollar amount of shares of common stock has been repurchased or January 31, 2024.

Dividend

On January 18, 2023, the Board of Directors of the Company approved a quarterly dividend of $0.10 per common share payable on February 22, 2023 to shareholders of record of CapStar’s common stock as of the close of business on February 8, 2023.

Conference Call and Webcast Information

CapStar will host a conference call and webcast at 10:30 a.m. Central Time on Friday, January 20, 2023. During the call, management will review the fourth quarter results and operational highlights. Interested parties may listen to the call by registering here to access the live call, including for participants who plan to ask a question during the call. A simultaneous webcast may be accessed on CapStar’s website at ir.capstarbank.com by clicking on “News & Events.” An archived version of the webcast will be available in the same location shortly after the live call has ended.

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of December 31, 2022, on a consolidated basis, CapStar had total assets of $3.1 billion, total loans of $2.3 billion, total deposits of $2.7 billion, and shareholders’ equity of $354.2 million. Visit www.capstarbank.com for more information.

NON-GAAP MEASURES

Certain releases may include financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information may include certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures may include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating”, "Tangible common equity to tangible assets" or other measures.

Management may include these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (unaudited) (dollars in thousands, except share data)

Fourth quarter 2022 Earnings Release

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Interest income:
Loans, including fees	$30,024	$22,284	$101,501	$89,219
Securities:
Taxable	2,000	1,682	7,642	6,573
Tax-exempt	310	335	1,268	1,408
Federal funds sold	45	9	76	21
Restricted equity securities	240	157	784	640
Interest-bearing deposits in financial institutions	1,187	192	2,262	598
Total interest income	33,806	24,659	113,533	98,459
Interest expense:
Interest-bearing deposits	2,200	410	4,479	1,626
Savings and money market accounts	2,701	307	5,102	1,203
Time deposits	3,151	556	5,421	2,873
Federal funds purchased	—	—	2	—
Federal Home Loan Bank advances	401	—	862	12
Subordinated notes	394	394	1,575	1,575
Total interest expense	8,847	1,667	17,441	7,289
Net interest income	24,959	22,992	96,092	91,170
Provision for loan losses	1,548	(651)	2,474	(1,066)
Net interest income after provision for loan losses	23,411	23,643	93,618	92,236
Noninterest income:
Deposit service charges	1,206	1,117	4,781	4,515
Interchange and debit card transaction fees	1,250	1,261	5,053	4,816
Mortgage banking income	637	2,740	5,073	16,058
Tri-Net	39	3,996	78	8,613
Wealth management	403	438	1,687	1,850
SBA lending	1,446	279	2,501	2,060
Net gain on sale of securities	1	8	8	28
Other noninterest income	1,303	1,295	5,341	4,741
Total noninterest income	6,285	11,134	24,522	42,681
Noninterest expense:
Salaries and employee benefits	9,875	10,549	38,065	41,758
Data processing and software	2,797	2,719	11,152	11,248
Occupancy	1,032	1,012	4,299	4,205
Equipment	753	867	2,988	3,507
Professional services	522	521	2,175	2,155
Regulatory fees	266	284	1,080	1,031
Acquisition related expenses	—	—	—	323
Amortization of intangibles	399	461	1,690	1,939
Other noninterest expense	984	2,269	7,921	7,375
Total noninterest expense	16,628	18,682	69,370	73,541
Income before income taxes	13,068	16,095	48,770	61,376
Income tax expense	2,735	3,625	9,753	12,699
Net income	$10,333	$12,470	$39,017	$48,677
Per share information:
Basic net income per share of common stock	$0.47	$0.56	$1.77	$2.20
Diluted net income per share of common stock	$0.47	$0.56	$1.77	$2.19
Weighted average shares outstanding:
Basic	21,887,351	22,166,410	22,010,462	22,127,919
Diluted	21,926,821	22,221,989	22,059,855	22,179,461

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Fourth quarter 2022 Earnings Release

	Five Quarter Comparison
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Income Statement Data:
Net interest income	$24,959	$25,553	$24,440	$21,140	$22,992
Provision for loan losses	1,548	867	843	(784)	(651)
Net interest income after provision for loan losses	23,411	24,686	23,597	21,924	23,643
Deposit service charges	1,206	1,251	1,182	1,142	1,117
Interchange and debit card transaction fees	1,250	1,245	1,336	1,222	1,261
Mortgage banking	637	765	1,705	1,966	2,740
Tri-Net	39	(2,059)	(73)	2,171	3,996
Wealth management	403	385	459	440	438
SBA lending	1,446	560	273	222	279
Net gain (loss) on sale of securities	1	7	—	—	8
Other noninterest income	1,303	1,118	994	1,926	1,295
Total noninterest income	6,285	3,272	5,876	9,089	11,134
Salaries and employee benefits	9,875	8,712	9,209	10,269	10,549
Data processing and software	2,797	2,861	2,847	2,647	2,719
Occupancy	1,032	1,092	1,076	1,099	1,012
Equipment	753	743	783	709	867
Professional services	522	468	506	679	521
Regulatory fees	266	269	265	280	284
Acquisition related expenses	—	—	—	—	—
Amortization of intangibles	399	415	430	446	461
Other noninterest expense	984	3,371	1,959	1,607	2,269
Total noninterest expense	16,628	17,931	17,075	17,736	18,682
Net income before income tax expense	13,068	10,027	12,398	13,277	16,095
Income tax expense	2,735	1,988	2,426	2,604	3,625
Net income	$10,333	$8,039	$9,972	$10,673	$12,470
Weighted average shares - basic	21,887,351	21,938,259	22,022,109	22,198,339	22,166,410
Weighted average shares - diluted	21,926,821	21,988,085	22,074,260	22,254,644	22,221,989
Net income per share, basic	$0.47	$0.37	$0.45	$0.48	$0.56
Net income per share, diluted	0.47	0.37	0.45	0.48	0.56
Balance Sheet Data (at period end):
Cash and cash equivalents	$135,305	$199,913	$113,825	$355,981	$415,125
Securities available-for-sale	396,416	401,345	437,420	460,558	459,396
Securities held-to-maturity	1,240	1,762	1,769	1,775	1,782
Loans held for sale	44,708	43,122	85,884	106,895	83,715
Loans held for investment	2,312,798	2,290,269	2,234,833	2,047,555	1,965,769
Allowance for loan losses	(23,806)	(22,431)	(21,684)	(20,857)	(21,698)
Total assets	3,117,169	3,165,706	3,096,537	3,190,749	3,133,046
Non-interest-bearing deposits	512,076	628,846	717,167	702,172	725,171
Interest-bearing deposits	2,167,743	2,004,827	1,913,320	2,053,823	1,959,110
Federal Home Loan Bank advances and borrowings	44,666	149,633	74,599	29,566	29,532
Total liabilities	2,762,987	2,818,341	2,738,802	2,821,832	2,752,952
Shareholders' equity	$354,182	$347,365	$357,735	$368,917	$380,094
Total shares of common stock outstanding	21,714,380	21,931,624	21,934,554	22,195,071	22,166,129
Book value per share of common stock	$16.31	$15.84	$16.31	$16.62	$17.15
Tangible book value per share of common stock *	14.19	13.72	14.17	14.49	14.99
Tangible book value per share of common stock plus after-tax unrealized available for sale investment losses*	16.57	16.16	15.86	15.53	15.13
Market value per common share	17.66	18.53	19.62	21.08	21.03
Capital ratios:
Total risk based capital	14.51%	14.59%	14.79%	15.60%	16.29%
Tangible common equity to tangible assets*	10.03%	9.65%	10.19%	10.23%	10.77%
Tangible common equity to tangible assets less after-tax unrealized available for sale investment (gains) losses*	11.52%	11.17%	11.27%	10.88%	10.86%
Common equity tier 1 capital	12.61%	12.70%	12.87%	13.58%	14.11%
Leverage	11.40%	11.22%	11.10%	10.99%	10.69%

_____________________

*This metric is a non-GAAP financial measure. See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Fourth quarter 2022 Earnings Release

	Five Quarter Comparison
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Average Balance Sheet Data:
Cash and cash equivalents	$154,150	$154,543	$189,542	$380,262	$470,963
Investment securities	415,414	450,933	473,167	483,339	491,135
Loans held for sale	37,945	94,811	114,223	90,163	123,962
Loans held for investment	2,309,349	2,241,355	2,147,750	2,001,740	1,888,094
Assets	3,124,928	3,146,841	3,128,864	3,153,320	3,159,308
Interest-bearing deposits	2,076,743	1,993,172	1,936,910	1,976,803	1,964,641
Deposits	2,662,954	2,659,268	2,664,614	2,704,938	2,713,314
Federal Home Loan Bank advances and other borrowings	74,812	88,584	70,516	29,547	29,514
Liabilities	2,776,902	2,782,703	2,767,714	2,773,281	2,781,951
Shareholders' equity	$348,027	$364,138	$361,150	$380,039	$377,357
Performance Ratios:
Annualized return on average assets	1.31%	1.01%	1.28%	1.37%	1.57%
Annualized return on average equity	11.78%	8.76%	11.08%	11.39%	13.11%
Net interest margin (1)	3.44%	3.50%	3.41%	2.97%	3.14%
Annualized noninterest income to average assets	0.80%	0.41%	0.75%	1.17%	1.40%
Efficiency ratio	53.23%	62.21%	56.32%	58.67%	54.74%
Loans by Type (at period end):
Commercial and industrial	$496,347	$499,048	$510,987	$499,719	$497,615
Commercial real estate - owner occupied	246,109	235,519	241,461	231,933	209,261
Commercial real estate - non-owner occupied	803,611	832,156	786,610	652,936	616,023
Construction and development	229,972	198,869	205,573	208,513	214,310
Consumer real estate	402,615	386,628	357,849	327,416	326,412
Consumer	53,382	52,715	53,227	48,790	46,811
Other	80,762	85,334	79,126	78,248	55,337
Asset Quality Data:
Allowance for loan losses to total loans	1.03%	0.98%	0.97%	1.02%	1.10%
Allowance for loan losses to non-performing loans	222%	333%	974%	596%	666%
Nonaccrual loans	10,714	6,734	2,225	3,502	3,258
Troubled debt restructurings	344	344	86	1,847	1,832
Loans - over 90 days past due	10,222	6,096	494	1,076	2,120
Total non-performing loans	10,714	6,734	2,225	3,502	3,258
OREO and repossessed assets	-	165	165	178	266
Total non-performing assets	$10,714	$6,899	$2,390	$3,680	$3,524
Non-performing loans to total loans held for investment	0.46%	0.29%	0.10%	0.17%	0.17%
Non-performing assets to total assets	0.34%	0.22%	0.08%	0.12%	0.11%
Non-performing assets to total loans held for investment and OREO	0.46%	0.30%	0.11%	0.18%	0.18%
Annualized net charge-offs to average loans	0.03%	0.02%	0.00%	0.01%	0.04%
Net charge-offs	$172	$120	$16	$59	$184
Interest Rates and Yields:
Loans	5.03%	4.62%	4.25%	3.97%	4.47%
Securities (1)	2.53%	2.29%	2.11%	1.92%	1.84%
Total interest-earning assets (1)	4.66%	4.17%	3.69%	3.20%	3.36%
Deposits	1.20%	0.62%	0.23%	0.19%	0.19%
Borrowings and repurchase agreements	4.22%	3.41%	2.79%	5.40%	5.29%
Total interest-bearing liabilities	1.63%	0.93%	0.41%	0.33%	0.33%
Other Information:
Full-time equivalent employees	397	387	391	397	397

_____________________

This information is preliminary and based on CapStar data available at the time of this earnings release.

(1)
Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

Fourth quarter 2022 Earnings Release

	For the Three Months Ended December 31,
	2022			2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans held for investment (1)	$2,309,349	$29,278	5.03%	$1,888,094	$21,291	4.47%
Loans held for sale	37,945	746	7.80%	123,962	993	3.18%
Securities:
Taxable investment securities (2)	361,563	2,239	2.48%	432,165	1,839	1.70%
Investment securities exempt from federal income tax (3)	53,851	310	2.91%	58,970	335	2.88%
Total securities	415,414	2,549	2.53%	491,135	2,174	1.84%
Cash balances in other banks	122,493	1,187	3.84%	397,381	192	0.19%
Funds sold	1,608	46	—	19,906	9	—
Total interest-earning assets	2,886,809	33,806	4.66%	2,920,478	24,659	3.36%
Noninterest-earning assets	238,119			238,830
Total assets	$3,124,928			$3,159,308
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$741,347	2,200	1.18%	$964,932	410	0.17%
Savings and money market deposits	717,999	2,701	1.49%	616,610	307	0.20%
Time deposits	617,397	3,151	2.02%	383,099	556	0.58%
Total interest-bearing deposits	2,076,743	8,052	1.54%	1,964,641	1,273	0.26%
Borrowings and repurchase agreements	74,812	795	4.22%	29,514	394	5.29%
Total interest-bearing liabilities	2,151,555	8,847	1.63%	1,994,155	1,667	0.33%
Noninterest-bearing deposits	586,211			748,673
Total funding sources	2,737,766			2,742,828
Noninterest-bearing liabilities	39,135			39,123
Shareholders’ equity	348,027			377,357
Total liabilities and shareholders’ equity	$3,124,928			$3,159,308
Net interest spread (4)			3.03%			3.03%
Net interest income/margin (5)		$24,959	3.44%		$22,992	3.14%

_____________________

(1)
Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)
Taxable investment securities include restricted equity securities.
(3)
Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)
Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)
Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Fourth quarter 2022 Earnings Release

	Five Quarter Comparison
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Operating net income:
Net income	$10,333	$8,039	$9,972	$10,673	$12,470
Add: acquisition related expenses	—	—	—	—	—
Less: income tax impact of acquisition related expenses	—	—	—	—	—
Operating net income	$10,333	$8,039	$9,972	$10,673	$12,470

Operating diluted net income per share of common stock:
Operating net income	$10,333	$8,039	$9,972	$10,673	$12,470
Weighted average shares - diluted	21,926,821	21,988,085	22,074,260	22,254,644	22,221,989
Operating diluted net income per share of common stock	$0.47	$0.37	$0.45	$0.48	$0.56

Operating annualized return on average assets:
Operating net income	$10,333	$8,039	$9,972	$10,673	$12,470
Average assets	$3,124,928	$3,146,841	$3,128,864	$3,153,320	$3,159,308
Operating annualized return on average assets	1.31%	1.01%	1.28%	1.37%	1.57%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$348,027	$364,138	$361,150	$380,039	$377,357
Less: average intangible assets	(46,328)	(46,737)	(47,160)	(47,604)	(48,054)
Average tangible equity	301,699	317,401	313,990	332,435	329,303
Operating net income	$10,333	$8,039	$9,972	$10,673	$12,470
Operating annualized return on average tangible equity	13.59%	10.05%	12.74%	13.02%	15.02%

Operating efficiency ratio:
Total noninterest expense	$16,628	$17,931	$17,075	$17,736	$18,682
Less: acquisition related expenses	—	—	—	—	—
Total operating noninterest expense	16,628	17,931	17,075	17,736	18,682
Net interest income	24,959	25,553	24,440	21,140	22,992
Total noninterest income	6,285	3,272	5,876	9,089	11,134
Total revenues	$31,244	$28,825	$30,316	$30,229	$34,126
Operating efficiency ratio:	53.23%	62.21%	56.32%	58.67%	54.74%

Operating annualized pre-tax pre-provision income to average assets:
Income before income taxes	$13,068	$10,027	$12,398	$13,277	$16,095
Add: acquisition related expenses	—	—	—	—	—
Add: provision for loan losses	1,548	867	843	(784)	(651)
Operating pre-tax pre-provision income	14,616	10,894	13,241	12,493	15,444
Average assets	$3,124,928	$3,146,841	$3,128,864	$3,153,320	$3,159,308
Operating annualized pre-tax pre-provision income to average assets:	1.86%	1.37%	1.70%	1.61%	1.94%

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Fourth quarter 2022 Earnings Release

	Five Quarter Comparison
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Tangible Equity:
Total shareholders' equity	$354,182	$347,365	$357,735	$368,917	$380,094
Less: intangible assets	(46,069)	(46,468)	(46,883)	(47,313)	(47,759)
Tangible equity	$308,113	$300,897	$310,852	$321,604	$332,335

Tangible book value per share of common stock:
Tangible equity	$308,113	$300,897	$310,852	$321,604	$332,335
Total shares of stock outstanding	21,714,380	21,931,624	21,934,554	22,195,071	22,166,129
Tangible book value per share of common stock	$14.19	$13.72	$14.17	$14.49	$14.99

Tangible book value per share of common stock plus after-tax unrealized available for sale investment losses:
Total shareholders' equity	$354,182	$347,365	$357,735	$368,917	$380,094
Less: intangible assets	(46,069)	(46,468)	(46,883)	(47,313)	(47,759)
Add: after-tax unrealized available for sale investment (gains) losses	51,760	53,488	37,034	23,041	2,978
Tangible equity plus after-tax unrealized available for sale investment (gains) losses	$359,873	$354,385	$347,886	$344,645	$335,313
Total shares of common stock outstanding	21,714,380	21,931,624	21,934,554	22,195,071	22,166,129
Tangible book value per share of common stock plus after-tax unrealized available for sale investment losses	$16.57	$16.16	$15.86	$15.53	$15.13

Tangible common equity to tangible assets:
Tangible equity	$308,113	$300,897	$310,852	$321,604	$332,335

Assets	$3,117,169	$3,165,706	$3,096,537	$3,190,749	$3,133,046
Less: intangible assets	(46,069)	(46,468)	(46,883)	(47,313)	(47,759)
Tangible assets	$3,071,100	$3,119,238	$3,049,654	$3,143,436	$3,085,287
Tangible common equity to tangible assets	10.03%	9.65%	10.19%	10.23%	10.77%

Tangible common equity to tangible assets plus after-tax unrealized available for sale investment losses:
Tangible equity plus after-tax unrealized available for sale investment losses	$359,873	$354,385	$347,886	$344,645	$335,313

Tangible assets	$3,071,100	$3,119,238	$3,049,654	$3,143,436	$3,085,287
Add: after-tax unrealized available for sale investment losses	51,760	53,488	37,034	23,041	2,978
Tangible assets plus after-tax unrealized available for sale investment losses	$3,122,860	$3,172,726	$3,086,688	$3,166,477	$3,088,265
Tangible common equity to tangible assets plus after-tax unrealized available for sale investment losses	11.52%	11.17%	11.27%	10.88%	10.86%

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Fourth quarter 2022 Earnings Release

	12/31/2022	9/30/2022	6/30/2022
Average loans held for investment	$2,309,349	$2,241,355	$2,147,750
Less: Average PPP Loans	(496)	(834)	(3,337)
Less: Average Tri-Net transfers from held for sale to held for investment	(115,386)	(106,590)	(58,757)
Loans held for investment excluding PPP loans and Tri-Net transfers	2,193,467	2,133,931	2,085,656

Annualized loans held for investment growth excluding PPP and Tri-Net transfers	11.1%	9.2%

	12/31/2022	9/30/2022
Net interest income	$24,959	$25,553

Noninterest income	6,285	3,272
Less: Tri-Net losses	—	2,059
Noninterest income excluding Tri-Net losses	6,285	5,331

Total income excluding Tri-Net losses	31,244	30,884

Noninterest expense	16,628	17,931
Less: Operational recoveries (losses)	734	(2,197)
Less: Executive incentive reversal	—	770
Noninterest expense excluding operational losses and incentive reversal	17,362	16,504

Efficiency ratio excluding Tri-Net losses, operational losses, and executive incentive reversal	55.57%	53.44%

	Five Quarter Comparison
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Allowance for loan losses	$23,806	$22,431	$21,684	$20,857	$21,698
Purchase accounting marks	2,438	2,535	2,717	2,838	3,003
Allowance for loan losses and purchase accounting fair value marks	26,244	24,966	24,401	23,695	24,701

Loans held for investment	2,312,798	2,290,269	2,234,833	2,047,555	1,965,769
Less: PPP Loans net of deferred fees	221	748	921	6,529	26,539
Non-PPP Loans	2,312,577	2,289,521	2,233,912	2,041,026	1,939,230

Allowance for loan losses plus fair value marks / Non-PPP Loans	1.13%	1.09%	1.09%	1.16%	1.27%

_____________________

(1)
Net interest margin and adjusted net interest margin are shown on a tax equivalent basis.